Pear Therapeutics Reports First Quarter 2022 Financial Results

•108% quarter-over-quarter revenue growth to $2.7 million
•>9,200 total prescriptions in the first quarter for Pear’s three FDA-authorized products
•Expanded patient access with state payors in Michigan and Oklahoma
•CMS issued new HCPCS code
•Pear's first 12-month and 24-month real-world health economic data presented at ISPOR

BOSTON – May 16, 2022 – Pear Therapeutics, Inc. (Nasdaq: PEAR), the leader in developing and commercializing software-based medicines called prescription digital therapeutics (PDTs), today reported financial results for its first quarter ended March 31, 2022.

“Our momentum in 2021 continued into 2022 with strong revenue and prescription volume growth in the first quarter,” said Corey McCann, M.D., Ph.D., President and Chief Executive Officer of Pear Therapeutics. “We continue to expand the reach of our products with advances such as the availability of reSET® and reSET-O® in Spanish, expansion into new states like Oklahoma and Michigan, and recognition from CMS via a HCPCS code establishing an important reimbursement milestone for PDTs. We also continue to advance our payor value proposition with 12-month and 24-month health economic data demonstrating durability of clinical outcomes and long-term reduction in healthcare resource utilization.”

First Quarter 2022 Financial and Operational Performance Metrics Results
First quarter revenue grew to $2.7 million, up from $1.3 million in Q4 2021, and compared with $376 thousand for the first quarter of 2021.

Net Revenue and Key Operating Metrics	Q1 2022 Actual	Full Year 2022 Guidance
Net Revenue	$2.7 million	$22.0 million
Total Prescriptions[1]	>9,200	50,000-60,000
Fulfillment Rate[2]	57%	50-65%
Payment Rate[3]	50%	50-65%
Average Selling Price (ASP)[4]	$1,353	$1,150-$1,350

1 Total Prescriptions in a given period is (a) the imputed number of prescriptions based on revenue recognized under access agreements plus (b) the number of prescriptions written which are not imputed under access agreements.
2 Fulfillment Rate in a given period is (a) the number of prescriptions for which either a patient commences therapy or there is a contractual payment obligation and revenue has been recognized divided by (b) Total Prescriptions. (Total Prescriptions times Fulfillment Rate equals Fulfilled Prescriptions.)
3 Payment Rate in a given period is (a) the number of prescriptions for which the company receives payment divided by (b) Fulfilled Prescriptions. (Fulfilled Prescriptions times Payment Rate equals Paid Prescriptions.)
4 Average Selling Price, or ASP, in a given period is the average price received by the Company per script for which the Company receives payment.

First Quarter 2022 Business and Strategic Highlights

Prescribing
•We saw growing demand with more than 9,200 total prescriptions for our three commercial products in the first quarter.

Coverage
•We expanded access to reSET and reSET-O through a value-based access agreement with Oklahoma Medicaid and an access agreement with the state of Michigan.

•The Centers for Medicare & Medicaid Services (CMS) established a new Level II Healthcare Common Procedure Coding System (HCPCS) code to describe Prescription Digital Behavioral Therapy, FDA Cleared, per Course of Treatment including PDTs such as Pear’s reSET, reSET-O, and Somryst®, which became effective on April 1, 2022.

•Bipartisan, bicameral lead sponsors introduced federal legislation, the Access to Prescription Digital Therapeutics Act of 2022, which, if enacted, will create a benefit category for PDTs.

Real World Evidence
•We presented interim data at the World Sleep Conference from DREAM, a fully virtual, decentralized study of Somryst utilizing the PearCreate™ clinical trial infrastructure, which showed treatment with Somryst achieved significant and meaningful reductions in insomnia severity through six months.5

Health Equity and Inclusion
•We launched Spanish-language availability of reSET and reSET-O to address health equity and health care disparities and expand access for those in the Hispanic American community living with substance use disorder (SUD) and opioid use disorder (OUD).

PearCreate and PearConnect™
•We executed a services agreement with SoftBank Corp. to develop a digital therapeutic for the treatment of sleep/wake disorders for the Japanese market as part of Pear’s strategy to commercialize digital therapeutics in international markets.

•We made our PearConnect platform available to healthcare providers in the Epic App Orchard Gallery. Initially, this will allow healthcare providers who implement the application the ability to access the PearConnect platform within Epic’s leading EHR platform to remotely monitor patients who have been prescribed reSET and reSET-O.

Subsequent Events in Second Quarter 2022

Prescribing
•We announced a program to offer patients seeking treatment for SUD or OUD access to select telehealth providers through our “find a provider” tool, along with in-person care options. Pear’s first telehealth offering included in this program is with PursueCare, a leading telehealth addiction treatment provider with a digital health model for SUD and OUD treatment.

•We announced QuickMD, a telemedicine platform providing consultations and urgent care over phone and video, as the second telehealth provider available via our “find a provider” tool.

PearCreate and PearConnect
•We received Safer Technologies Program (STeP) designation from the FDA for our product candidate Pear-010 for the treatment of acute and chronic pain.

Real World Evidence
•We will present 12-month health economic data for reSET-O at The Professional Society for Health Economics and Outcomes Research annual conference (ISPOR 2022) on May 16 at 5:30 p.m. ET, demonstrating a durable treatment effect, among other important findings, in more than 900 patients with OUD after initiation of reSET-O. The full results of the study have been accepted for publication in a peer-reviewed journal in the second quarter.

•We will present 24-month health economic data for Somryst at ISPOR 2022 on May 17 at 12:15 p.m. ET, demonstrating clinically meaningful improvements in insomnia symptoms as well as reductions in the use of health care services through 24-months. The full results of the study have been accepted for publication in a peer-reviewed journal in the second quarter.

Internet Posting of Information
Pear routinely posts information that may be important to investors in the “Investors” section of its website at www.peartherapeutics.com. The company encourages investors and potential investors to consult its website regularly for important information about the company, including its investor presentation.

Conference Call and Webcast Information
Pear management team will host a conference call and live webcast today, May 16, 2022, at 4:30 p.m. ET. To access the live conference call via telephone, please dial [(877) 814-6630 (US callers) or (409) 216-0625 (international callers) and provide passcode 6975673. A live webcast will be available in the Investors section of the company’s website at www.peartherapeutics.com.

A replay of the audio webcast will be available in the Investors section of the company's website at www.peartherapeutics.com approximately two hours after completion of the call and will be archived for up to 30 days.

For additional information about reported results, investors will be able to access Pear’s Form 10-Q on the company’s website at www.peartherapeutics.com or on the Securities and Exchange Commission website, www.sec.gov.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the Forward-Looking Statements section of this press release.

About Pear Therapeutics
Pear Therapeutics, Inc., which is traded on Nasdaq as PEAR, is the parent company of Pear Therapeutics (US), Inc. Pear is the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs). Pear aims to redefine care through the widespread use of clinically validated software-based therapeutics to provide better outcomes for patients, smarter engagement and tracking tools for clinicians, and cost-effective solutions for payers. Pear has the first end-to-end platform to discover, develop, and deliver PDTs to patients and a pipeline of products and product candidates across therapeutic areas, including the first three PDTs with disease treatment claims from the FDA. Pear’s product, reSET®, for the treatment of substance use disorder, was the first PDT to receive marketing authorization from the FDA to treat disease. Pear’s second product, reSET-O®, for the treatment of opioid use disorder, was the first PDT to receive Breakthrough Designation. Pear’s third product, Somryst® for the treatment of chronic insomnia, was the first PDT submitted through FDA’s traditional 510(k) pathway while simultaneously reviewed through FDA’s Software Precertification Pilot Program. For more information, visit Pear at www.peartherapeutics.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally relate to future events involving, or future performance of, Pear. For example, Pear’s operating and financial guidance for full year 2022, whether Pear will advance its payor value proposition with 12-month and 24-month health economic data, whether Pear will develop a digital therapeutic for sleep/wake disorders for the Japanese market or develop digital therapeutics for other international markets, whether the Spanish-language availability of reSET and reSET-O will address health equity and health care disparities and expand access for those in the Hispanic American community living with SUD and OUD, and statements regarding its ability to advance its product candidates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “aim”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “target”, or “continue”, or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Pear and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) Pear’s ability to meet its full year 2022 revenue forecast or other 2022 guidance, (ii) Pear’s ability to advance the development, clinical testing or regulatory pathway of its AUD or depression assets; (iii) Pear’s ability to successfully commercialize its PDTs; (iv) changes in applicable laws or regulations; (v) the possibility that Pear may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) Pear’s estimates of expenses and profitability; (vii) the evolution of the markets in which Pear competes; (viii) the ability of Pear to implement its strategic initiatives and continue to develop its existing products; (ix) the ability of Pear to defend its intellectual property and satisfy regulatory requirements; (x) the ability of Pear to issue equity or equity-linked securities in the future or otherwise raise capital to fund its operations; (xi) the impact of the COVID-19 pandemic on Pear’s business; and (xii) other risks and uncertainties set forth in Pear’s filings with the SEC (including those described in the Risk Factors section). These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, which are based only on information currently available to us and speak only as of the date of this release. Pear assumes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. Pear gives no assurance that Pear will achieve its expectations.

Media and Investors Contact:
Meara Murphy
Senior Director of Corporate Communications
meara.murphy@peartherapeutics.com

References:
5. Morin, C. Early data from a prescription digital therapeutic delivering CBT for insomnia. World Sleep Congress 2022.

Pear Therapeutics, Inc. Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Revenue
Product revenue	$2,749	$300
Collaboration and license revenue	—	76
Total revenue	2,749	376
Cost and operating expenses
Cost of product revenue	1,481	738
Research and development	13,264	7,490
Selling, general and administrative	22,745	13,299
Total cost and operating expenses	37,490	21,527
Loss from operations	(34,741)	(21,151)
Other income (expenses):
Interest and other (expense) income, net	(1,016)	(1,026)
Change in estimated fair value of earn-out liabilities	14,627	—
Change in estimated fair value of warrant liabilities	(2,729)	(163)
Loss on issuance of legacy convertible preferred stock	—	(2,053)
Total other income (expense)	10,882	(3,242)
Net (loss) income	$(23,859)	$(24,393)

Net (loss) earnings per share:
Basic and diluted	$(0.17)	$(0.22)
Weighted average common shares outstanding:
Basic and diluted	137,852	108,658

Pear Therapeutics, Inc. Unaudited Condensed Consolidated Balance Sheets

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$89,434	$169,567
Short-term investments	47,967	5,004
Accounts receivable	4,131	1,794
Prepaid expenses and other current assets	8,519	8,876
Total current assets	150,051	185,241
Property and equipment, net	6,386	6,255
Right-of-use assets	10,196	—
Restricted cash	411	411
Other long-term assets	5,048	5,253
Total assets	$172,092	$197,160
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,750	$1,806
Accrued expenses and other current liabilities	12,679	17,946
Lease liabilities - current	1,760	—
Deferred revenues	1,020	421
Debt	27,170	26,993
Total current liabilities	46,379	47,166
Lease liabilities - noncurrent	9,695	—
Embedded debt derivative	675	675
Warrant liabilities	11,257	8,528
Earn-out liability	33,736	48,363
Other long-term liabilities	841	1,994
Total liabilities	102,583	106,726
Commitments and contingencies
Stockholders’ equity:
Common stock	14	14
Additional paid-in capital	341,380	338,404
Accumulated deficit	(271,842)	(247,983)
Accumulated other comprehensive income	(43)	(1)
Total stockholders’ equity	69,509	90,434
Total liabilities and stockholders’ equity	$172,092	$197,160